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                                                        Exhibit 4



                               May 3, 1996



Donaldson, Lufkin & Jenrette Securities Corporation
Alex. Brown & Sons Incorporated
Natwest Securities Limited
 c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

                     RE:   SUNRISE ASSISTED LIVING, INC.
                           PROPOSED INITIAL PUBLIC OFFERING OF COMMON STOCK

Dear Sirs:

                 The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Natwest Securities Limited, as Representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Sunrise Assisted Living, Inc. (the "Company"), providing for the initial public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 per share ("the Common Stock") of the Company (the "Initial Public Offering").

                 In consideration of the Underwriters' agreement to purchase, and undertake the Initial Public Offering of, the Company's Common Stock and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock, for a period of 180 days after the effective date of the Company's Registration Statement on Form S-1 relating to the Initial Public Offering (the
"Registration Statement"), other than (i) as a gift or gifts, provided the donee or donees thereof agree in writing to be bound by this letter agreement, (ii) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Securities Act of 1933, provided the transferee agrees in writing to be bound by this letter agreement, or (iii) with the prior written consent of Alex. Brown & Sons Incorporated and Natwest Securities Limited.
The undersigned further agrees that for a period of 180 days after the effective date of the Registration Statement, the undersigned will not exercise any rights that the undersigned may have to cause the Company to register
(under the Securities Act of 1933 or otherwise) any shares of Common Stock or any securities convertible into or exercisable





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or exchangeable for shares of Common Stock, without the prior written consent of Alex. Brown & Sons Incorporated and Natwest Securities Limited.

                 In addition, the undersigned agrees that the Company may, with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company. The undersigned agrees that the undersigned will, if requested by the Company, with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

                 The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                                 Very truly yours,

                                                 DLJ CAPITAL CORPORATION



                                                 /s/ SCOTT F. MEADOW
                                                 --------------------------
                                                 By:    Scott F. Meadow
                                                 Title: Attorney-In-Fact



277 Park Avenue
New York, NY 10172
- -----------------------------------------------
(Address)

       13-2656882
- -----------------------------------------------
(Social Security or Taxpayer Identification No.)





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